EXXON COMPANY, U.S.A.
                              Distributor Business
                                 Houston, Texas

DISTRIBUTOR

NAME:          BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS, INC.
               -------------------------------------------------------------

ADDRESS:       150 LOUISIANA NE              CONTRACT ID:  403-01352
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               ALBUQUERQUE, NM 87108         AREA:         403
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E-MAIL ADDRESS                               TERRITORY:    7420
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                               DOCUMENT CHECKLIST
               DISTRIBUTOR SALES AGREEMENT (BRANDED) RENEWAL OFFER

DISTRIBUTOR RECEIVES THESE DOCUMENTS

     Distributor Sales Agreement (Branded), and following attachments:

          -    Motor Fuel Product Schedule
          -    Key Person Clause
          -    Attachment A - Facility Requirements
          -    Quality Control Procedures- Unleaded Gasoline

     Riders (States of CA, CT, FL, GA, LA, ME, NC, NJ, OR, RI, SC, TN Only) Distributor Agreement for Retail Automation

DISTRIBUTOR ACKNOWLEDGES RECEIPT, SIGNS (X) AND RETURNS THESE DOCUMENTS TO AREA OFFICE

     Distributor Sales Agreement (Branded), and following attachments:

          -    Motor Fuel Product Schedule
          -    Key Person Clause
          -    Attachment A
          -    Facility Requirements

     Riders (States of CA, CT, FL, GA, LA, ME, NC, NJ, OR, RI, SC, TN Only) Distributor Agreement for Retail Automation

     (X) Denotes space on each document for Distributor's signature

DISTRIBUTOR SALES AGREEMENT (BRANDED)
EXXON COMPANY, U.S.A.

This CONTRACT and AGREEMENT made and entered into by and between Exxon Company, U.S.A. (a division of Exxon Corporation), having an office and place of business at 800 Bell, Houston, Texas 77002-7426 hereinafter called "Seller", and BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS. INC. having an office at 150 LOUISIANA NE, ALBUQUERQUE, NM 87108, hereinafter called "Buyer".

PERIOD: Unless sooner terminated as provided elsewhere herein, this Agreement shall be in full force and effect for the period of three (3) years beginning on April 1 1999, and ending on March 31, 2002.

QUANTITIES:
Seller agrees to sell to Buyer branded motor gasoline and branded diesel of the kinds and in the quantities and under the terms and conditions set forth herein and in the MOTOR FUEL PRODUCT SCHEDULE TO DISTRIBUTOR SALES AGREEMENT (BRANDED) (hereinafter "Product Schedule") annexed hereto and made a part hereof and Buyer agrees to purchase, receive and pay for the same on the terms and conditions herein stated and in the Product Schedule.

By mutual consent this Agreement may, from time to time, be amended by the addition to or deletion herefrom of additional or revised Product Schedule(s). Any such additional or revised Schedule(s) shall be marked as such and signed by the duly authorized representatives of the parties and shall thereupon be affixed to and become a part of this Agreement from and after the effective date appearing on such additional or revised Schedule(s).

The amount of any such products that Seller is obligated to sell to Buyer is subject to all of Seller's other rights and/or obligations to: (A) allocate supplies of available products; and (B) allocate products pursuant to any regulation, direction, or request (whether valid or invalid) made by any governmental authority or any person purporting to act for any governmental authority.

PRICE: The price of the products covered by this Agreement shall be as provided in the Product Schedule.

PAYMENT:

Unless Seller notifies Buyer otherwise, Buyer will pay Seller for any products and other charges by electronic funds transfer at the time Seller designates. Seller has the ongoing right to periodically give Buyer notice of a different method, time, or place of paying for any products or other charges.

Nothing herein shall be construed as obligating Seller to extend any credit to Buyer. If Seller in its sole determination does elect to extend credit to Buyer, such extension of credit shall be made only in writing and on the following terms and conditions:

          (1) Method of payment shall be electronic funds transfer, unless otherwise specified by Seller, at or to the payment location specified by Seller.

          (2) In the event Seller does not receive payment on or before the due date, Seller may impose and Buyer will pay, a late payment charge for each day that passes between the due date and the date Seller receives payment. This late payment charge will be in addition to Seller's other remedies, and will not exceed the lesser of: (A) the maximum allowed by law, or (B) a fixed rate that may vary from state to state in Seller's discretion, but that will not be less than eighteen percent (18%) PER ANNUM prorated over the period that credit is outstanding.

          (3) Seller may furnish to Buyer statements of Buyer's account on a monthly basis. Payment of any such bills shall not prejudice the right of Buyer to question the correctness thereof; provided however, all bills and statements rendered to Buyer by Seller during any month shall conclusively be presumed to be true and correct after ninety (90) days following the end of any such month, unless within said ninety (90) day period Buyer delivers to Seller's accounting office issuing said statement written exception thereto setting forth the item or items questioned and the basis therefor. Time is of the essence in complying with this provision.

          (4) In the event there are additional business transactions between Buyer and Seller including without limitation those relating to
               (i) credit sales of products other than those identified  herein,
               (ii) promissory notes, or (iii) real estate, unless it is clearly indicated in writing by Buyer as to how payments received by Seller from Buyer are to be applied, then such payments shall be applied by Seller in the following order of priority: (i) trade accounts, (ii) promissory notes, (iii) rentals or other amounts due under any other agreement or transaction.

          (5) Seller reserves the right to withdraw such credit immediately at any time on giving to Buyer notice thereof. In the event credit is withdrawn, all amounts then due and owing shall become payable, and all future sales by Seller to Buyer shall be for cash (or at Seller's option certified or cashier's check, money order, electronic funds transfer, or other means approved by Seller).

          (6) Seller has the right, but not the obligation, to offset any amounts owed by Buyer to Seller, whether arising from the sale of products under this Agreement, or arising under any other agreement or business transaction between the parties.

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
When Buyer takes delivery of any product sold hereunder, Buyer represents to Seller that Buyer is solvent and able to pay for such product. Additional evidence of Buyer's solvency shall be the written confirmation of Buyer's purchase.

CARD ADMINISTRATION:

Seller may issue Seller Cards and process and pay for Seller Card sales tickets submitted to Seller in accordance with the terms of the applicable card guide. Seller may authorize third party issuers (Third Party Issuer(s)) to issue Seller Cards and other cards and process and pay Buyer for Seller Cards and other card sales tickets submitted to Third Party Issuer in accordance with the terms of an applicable card guide or agreement. Seller has the right, but not the obligation, to change at any time its methods or terms of issuing, or authorizing the issuance of, Seller Cards and other cards and its methods or terms of processing and paying, or authorizing the processing and payment of, Seller Cards and other card sales tickets. Nothing in this Agreement obligates Seller or Third Party Issuer to issue Seller Cards and other cards or to process for payment Seller Cards and other card sales tickets.

Buyer agrees to be bound by and comply with all terms and conditions of any card guide or agreement under which Seller or Third Party Issuer agrees to process and pay for Seller Cards and other card sales tickets. The terms of such card guide or agreement may be amended and/or supplemented at any time by Seller or Third Party Issuer(s).

If Third Party Issuer agrees to pay Buyer for Seller Card or other card sales tickets submitted for payment in accordance with the terms of the applicable card guide or agreement, Buyer will look solely to Third Party Issuer and not to Seller for such payment. Should Seller elect to or otherwise pay all or any portion of any card sales ticket charged back by Third Party Issuer to Buyer, upon demand from Seller, Buyer shall immediately reimburse Seller for any such payments made by Seller. Seller has the right, but not the obligation, to offset any amounts owed by Seller to Buyer against any amounts owed by Buyer to Seller, whether arising under a contract or from any other business transaction between the parties.

Seller has the right, but not the obligation, to instruct a Third Party Issuer to pay Seller rather than Buyer for Seller Card and other card sales tickets submitted by Buyer to Third Party Issuer, to apply against the payment of any amounts owed by Buyer to Seller whether arising under a contract or from any other business transaction between the parties.

If Buyer requests Seller or Third Party Issuer to accept assignment of credit or debit card tickets from, and make return payment directly to Buyer's customers, and Seller or Third Party Issuer agrees to accept such assignments, Buyer agrees that such assignments shall be treated for all purposes as if assigned directly by Buyer, that chargebacks of reassigned credit or debit sales tickets received from Buyer's customers shall be the responsibility of Buyer, and that such chargebacks may be deducted from sums owed by Seller or Third Party Issuer to Buyer.

DELIVERY: Delivery of the product(s) covered by this agreement and passage of title and risk of loss shall be as stated in the applicable Product Schedule.

TAXES: In addition to the price charged by Seller for products purchased hereunder, Buyer will pay to Seller any foreign or domestic tax, fee or other charge (except taxes based on income), whether or not of the same class or kind as those listed below, whenever imposed or assessed, that any municipal, county, state, federal or other laws (now in effect or hereafter enacted) directly or indirectly require Seller or Seller's suppliers to collect or pay related to the production, manufacture, sale, inspection, transport, storage, delivery, or use of products covered by this Agreement. These charges include, without limitation
(A) duty taxes; (B) sales taxes; (C) excise taxes; and (D) taxes on or measured by gross receipts.

FAILURE TO PERFORM:

Any delays in or failure of performance of either party hereto shall not constitute default hereunder or give rise to any claims for damages if and to the extent that such delay or failure is caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war, rebellion or sabotage or damage resulting therefrom; embargoes or other import or export restrictions; fires, floods, explosions, accidents, or breakdowns; riots; strikes or other concerted acts of workers, whether direct or indirect; reduction of transportation capacity; inability to obtain necessary industrial supplies, energy, or equipment; or any other causes whether or not of the same class or kind as those specifically above named which are not within the control of the party affected and which, by the exercise of reasonable diligence, said party is unable to prevent or provide against. A party whose performance is affected by any of the causes set forth in the preceding sentence shall give prompt written notice thereof to the other party.

If for any reason Seller's supplies of product deliverable under this Agreement are inadequate to meet Seller's contract obligations to its customers for such products, or if Seller determines, in its sole discretion, in consideration of the uncertainties of worldwide raw material availability or refining capacity limitations or other factors, that it is appropriate to impose a plan of allocation (by grade or otherwise), then Seller shall have the right to impose such a plan and the right to include one or more of the following:

          (7)  Seller's   "customers"  for  products  of  the  kind  deliverable
               hereunder shall be deemed to include (i) purchasers pursuant to current contracts, (ii) purchasers whose contracts have expired where Seller, at its sole option, determines to continue sales,
               (iii) purchasers to whom sales have been made on a regular and recurring basis to whom contracts have not been submitted and
               (iv) new customers to whom Seller determines to commence selling at its sole option.

          (8) Seller shall have the right to give preference in allocation to those customers whose needs (including resellers who sell for similar needs) are related to (i) protection of life or health,
               (ii) production and transportation of food and energy, (iii) mass transportation customers, and (iv) national defense.

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
          (9)  Seller's  allocation  plans  may  be  put  into  effect  on  such geographical basis (including treating one geographic area differently than another one) as Seller may determine, without regard for the specific inventory at the place or places from which products deliverable hereunder are normally produced, shipped or delivered.

          (10) Seller shall have sole discretion to determine the proportions in which it will manufacture various products from the raw material available to it and to determine the level of inventories which it maintains for all raw materials and all products. Seller shall have no obligation to purchase or otherwise obtain additional products of the kind deliverable hereunder or raw materials from which such products are derived, and Seller shall have complete discretion as to the disposition of any raw materials or products which Seller may buy.

          (11) Seller's allocation plans shall be applied after making provisions for Seller's own requirements for products of the kind deliverable hereunder. In the context of this subsection "Seller" shall include Exxon Corporation and all of its divisions, subsidiaries, and affiliates whether wholly or partially controlled and whether domestic or foreign.

Seller shall be under no obligation to make sales hereunder at any time when in Seller's sole judgment it has reason to believe that making of such sale would be likely to cause strikes to be called against it or cause its properties to be picketed.

Seller shall not be required to make up sales omitted on account of any of the causes set forth in this Section. Nothing in this Section shall excuse Buyer from making payment when due for sales under this Agreement. Seller shall be under no obligation to make sales hereunder at any time when in Seller's sole judgment Buyer's equipment, is unsafe for the delivery of product(s). Buyer accepts full responsibility for all damages to any person or property in any way resulting from Buyer's failure to provide safe premises and equipment, including tanks safe and fit for the storage or handling of motor fuels, whether such failure is known or unknown to Seller or Seller's representative, and Buyer indemnifies and holds Seller harmless with respect to any such damages or any cause of action arising therefrom.

PRICE ADJUSTMENT: Buyer shall pay to Seller in addition to the prices provided for herein any foreign or domestic duty, tax, sales tax, excise tax, gross receipts tax, fee or other charge, whether or not for the same class or kind, now in effect or thereafter imposed or assessed (but exclusive of taxes based on net income) which Seller or Seller's supplier, direct or indirect, may be required by any municipal, state, federal or foreign government law, rule, regulation or order, to collect or pay with respect to the production, manufacture, sale, transportation, storage, delivery or use of products sold hereunder, and which is not otherwise given effect in Seller's applicable prices.

NEW OR CHANGED REGULATIONS: The parties are entering into this Agreement in reliance on the regulations, law and arrangements with governments or governmental instrumentalities (hereinafter called "regulations") in effect on the date of execution by Seller affecting the products (including the raw materials, manufacturing or distribution facilities used therefor) sold hereunder insofar as said "regulations" affect Buyer, Seller or Seller's suppliers. If the effect of any change in any regulation or of any new "regulation" (1) is not covered by any other provision of this Agreement, and
(2) in the affected party's judgment, either (a) has an adverse effect upon the party (or if Seller, upon Seller's suppliers) or (b) increases the risk to the party of performance under this Agreement, the affected party may request renegotiation of the terms of this Agreement. The affected party has the right to terminate this Agreement on written notice, effective ninety (90) days after the request for renegotiation, if the renegotiation is not satisfactorily completed. Such right to request renegotiation or, upon failure to agree, to terminate, shall without limitation also be available if "regulations":

Inhibit Seller from freely establishing, by increasing or decreasing, prices of products covered by this Agreement; Prohibit Seller from collecting the price adjustment provided for above under "Price Adjustment"; Regulate the prices or recipients of products covered by this Agreement; or Affect Seller's liability.

TRADEMARKS:

Buyer is permitted to display Seller's trademarks solely to designate the origin of said products and Buyer agrees that petroleum products of others (or unbranded petroleum products purchased from Seller) will not be sold by Buyer under any trade name, trademark, trade dress, brand name, label, insignia, symbol, or imprint owned by Seller or used by Seller in its business (collectively "Exxon Identification"). Upon termination of this Agreement or prior thereto upon demand by Seller, Buyer shall discontinue the posting, mounting, display or other use of Exxon Identification except only to the extent they appear as labels or identification of products manufactured or sold by Seller and still in the containers or packages designed and furnished by Seller. Buyer is not a licensee of Seller's trademarks. Without Seller's prior written authorization, Buyer shall not mix, commingle, adulterate, or otherwise change the composition of any of the products purchased hereunder and resold by Buyer under said Exxon Identification. Seller is hereby given the right to examine at any time, and from time to time, the contents of Buyer's tanks or containers in which said product(s) purchased hereunder are stored and to take samples therefrom, and if in the opinion of Seller any samples thus taken are not said product(s) and in the condition in which delivered by Seller to Buyer, then

Seller may at its option cancel and terminate this Agreement. If there shall be posted, mounted, or otherwise displayed on or in connection with the premises any sign, poster, placard, plate, device or form of advertising matter whether or not received from Seller, consisting in whole or in part of the name of Seller or any Exxon Identification, Buyer agrees at all times to display same properly and not to diminish, dilute, denigrate, or otherwise adversely affect same and to discontinue the posting, mounting or display of same immediately upon Buyer's ceasing to sell Seller's branded motor fuels (or other branded products of Seller) or in any event upon demand by Seller. Buyer further agrees to take no action which will diminish or dilute the value of such trademarks or other identifications owned or used by the Seller.

Buyer or Buyer's customers shall not sell non-Exxon branded motor gasoline under any Exxon identified canopy or at any fueling island where Buyer or Buyer's customer is selling Exxon branded motor gasoline. Provided, however, that "non-Exxon branded motor gasoline" as used in the preceding sentence shall not be construed to apply to gasohol or other synthetic motor fuels of similar usability, to the extent provided for in the Gasohol Competition Act of 1980, Pub. L. 96-493.

Without affecting Buyer's obligations under Section (b) above, if Buyer offers non-Exxon products for sale, Buyer agrees to protect the identity of Exxon branded products and Exxon's trademarks by all reasonable methods which would prevent customer confusion or misinformation. Buyer agrees to conform to Exxon's deidentification requirements, as same may be revised from time to time, including but not limited to posting of Exxon approved signs which clearly distinguish Exxon products from non-Exxon products, disclaiming any product liability of Seller for damage resulting from use of non-Exxon products, and removing or covering any signs which may mislead, confuse, or misinform some customers or reduce their goodwill toward the Exxon Identification. In addition, Buyer agrees to comply with any additional steps beyond the Exxon deidentification requirements required by any applicable law, ordinance or regulation regarding the labeling of petroleum products.

In furtherance of its obligations as set forth in the preceding paragraphs of this Section, Buyer agrees that it will for itself, and as to any of its customers to whom Seller's trademark symbol has been provided or who is permitted the display of such trademark or other Exxon Identification require of such customers that they will, while identifying the source of the products sold at their premise(s), or any location operated directly by Buyer, with Seller's trademark or other Exxon Identification comply with the foregoing, and will incorporate in its arrangements with such customers the undertakings provided in this section and will assist in the enforcement thereof. Such assistance includes, but is not limited to the authorization to Seller to commence legal proceedings in Buyer's name, and at Buyer's expense, for the purposes of enforcing Buyer's obligations in this paragraph. Buyer further agrees to immediately notify Seller of any customers failing to comply with this section.

Buyer shall have neither the right to use or display at marinas, nor the right to authorize or permit the use or display at marinas, Exxon Identification in connection with the sale of products purchased hereunder.

To permit Seller to carry out its right and obligation to protect its trademark from diminution, dilution, or destruction by misuse or failure by those to whom permission to display it has been granted hereunder, Buyer agrees that upon request by Seller (but not more frequently than once each year) it will provide Seller with a list of the names and addresses to which Buyer has provided Seller's trademark symbol or other Exxon Identification and where such locations are displaying Seller's trademark or other Exxon Identification of Seller as the source of the products sold, it being understood and agreed that a breach of any provision of this Section 11 is an event which is relevant to the franchise relationship as defined in the Petroleum Marketing Practices Act (15 U.S.C.A. 2801 et seq.) and as a result of which termination of the franchise or nonrenewal of the franchise relationship as defined is reasonable.

If Buyer, for whatever reason, ceases to display or authorize the display of Exxon Identification at any location, then Buyer will notify Seller in writing within thirty (30) days of that event.

MARKET DEVELOPMENT AND REPRESENTATION:

A primary business purpose of Seller is to optimize effective and efficient distribution and representation of its branded motor fuel products in the interbrand motor fuel market through planned market development and image improvement. In furtherance of this business purpose, Buyer and Seller agree as follows:

          (i) While it is not a requirement of this Agreement, Seller believes that it is important for Buyer to have, and periodically update, a market development plan. The plan should provide for the selection and acquisition of "key sites" and "special opportunity sites" (both as defined from time to time by Seller) and the development of optimal facilities, effective operating practices, and the necessary financial and management resources. If Buyer, or key person of Buyer, has not attended a market development seminar given by Seller, then Buyer, or key person of Buyer will attend any such seminar if requested to do so by Seller.

          (ii) Unless pursuant to specific prior written authorization from Seller, Buyer agrees not to display, or to authorize or permit Buyer's customers to display Exxon Identification in connection with the sale of motor fuel at any retail motor fuel store. This subparagraph (ii) shall not apply to Exxon branded motor fuel stores validly operated by Buyer on March 31, 1987, or to stores at which Buyer validly authorized Buyer's customers to display Exxon Identification on such date.

          (iii) Unless pursuant to specific prior written authorization from Seller, Buyer shall not, directly or indirectly, sell or supply, or cause to be sold or supplied, any motor fuels purchased from Seller to any person or entity currently having a branded motor fuels supply agreement directly with Seller, which supply agreement pertains to a specific retail outlet. The reference to "entity" in the preceding sentence shall be deemed to include any other entity owned or controlled by the person or entity having the aforementioned supply agreement directly with Seller.

Buyer shall cause all retail stores which Buyer supplies with Seller's branded motor fuels to meet the following minimum conditions, or Buyer shall lose the right to use or display Exxon Identification, or to grant to its customers the right to use or display Exxon Identification, at any such store:

          (i)   Paved driveways with safe and good ingress and egress;

          (ii) Permanent building which is structurally sound and complies with all fire, building and zoning codes and ordinances;

          (iii) Clean premises free of debris, trash, and fire hazards;

          (iv) Modern restrooms for men and women available to the general public;

          (v)   Offer three (3) grades of Exxon branded motor gasoline.

          (vi) Posting, at all times, of actual motor fuel prices, in numerals, in all Exxon Retail Identification (RID) price sign systems located on the premises.

          (vii) Compliance with applicable standards as described in Attachment A--Facility Requirements to Distributor Sales Agreement (Branded), which is incorporated herein and made a part of this Agreement.

PROMOTION OF PRODUCTS:

Buyer agrees to diligently promote the sale of gasoline and other motor fuel purchased hereunder.

In order to facilitate the promotion of Exxon products, Buyer agrees that Seller may charge an advertising fee of up to $.001 (one tenth of one cent) per gallon on each invoice for all branded motor gasoline purchases. Exxon agrees to match such fees collected and spend the total of the sums for advertising expenditures. Advertising expenditures include, but are not limited to, the production and placement of spot TV ads, network cable TV ads, radio ads, sports marketing, store point-of-sale (POS), market wide promotions and outdoor billboards.

CUSTOMER SERVICE AND COMPLAINTS: While using any Exxon Identification of Seller, as set forth in Section 11, Buyer agrees:

To render appropriate, prompt, efficient, and courteous service at the premises to Buyer's customers for such products, to respond expeditiously to all complaints of such customers, making fair adjustment when appropriate, and otherwise conduct Buyer's business in such products in a fair and ethical manner and maintain the premises' facilities, all in a manner which will foster customer acceptance of and desire for the products sold by Seller to Buyer;

To provide sufficiently qualified and neatly dressed store personnel in uniform as appropriate to render first class service to customers;

To keep the restrooms clean, orderly, sanitary and adequately furnished with rest room supplies; and

To assist in maintaining a high level of customer acceptance of the Seller's trademarks by keeping the premises open for dispensing of products associated with such trademark during such hours each day and days a week as are reasonable considering customer convenience, competitive conditions and economic consequences to Buyer.

     Buyer also agrees that as to any of its customers to whom it sells product purchased from Seller hereunder and to whom Exxon Identification has been provided or who is permitted the use of such Exxon Identification, Buyer will include in its arrangements with such customers the undertaking provided in this section and will undertake the enforcement thereof. Buyer further agrees that Seller may revoke the right of Buyer to display, or permit the display at Buyer's customers, Exxon Identification at any location which, after reasonable notice by Seller to Buyer to cure, continues to be in violation of this Section 14.

DETERMINATION OF QUANTITY AND QUALITY: The quantity and quality of products sold hereunder shall be for all purposes conclusively deemed to be the quantity and quality set forth in Seller's documents of delivery unless within seven (7) days of the date of delivery Buyer delivers to Seller written notice of any claimed shortage in quantity or claimed deviation in quality. Time is of the essence in complying with this provision.

QUALITY, GRADE, SPECIFICATION, OR NAME OF PRODUCT: Seller shall have the right at its sole discretion at any time during the life of this Agreement to change, alter, amend or eliminate any of the grades, trade names, trademarks or brands of petroleum products covered by this Agreement. Seller may also, in its sole discretion, change or alter the quality of specification of any of the products covered by this Agreement. If any such change or alteration materially affects the performance of the products or need of Buyer therefor for the purposes intended by Buyer, Buyer may terminate this Agreement as to any products so affected on thirty (30) days' prior written notice to Seller; however, Buyer may not terminate this Agreement for any change in quality or specification of any said products resulting from compliance with governmental regulations. Seller shall give Buyer written notice of discontinuance of the manufacture of any products covered by this Agreement. The Agreement shall terminate as to such products when such notice is effective. Seller shall have the right to enter the premises of the Buyer or of any of the Buyer's customers who have purchased product sold to Buyer under this Agreement and being offered for sale by such customer under Exxon Identification during normal business hours for the purpose of obtaining a sample or samples of any product available for the sale under Exxon Identification or other Exxon Identification by paying Buyer or customer of Buyer the current retail price therefor. Buyer will include in its arrangements with its customers the right of Seller to enter the premises of such customers for the sole purpose stated in the preceding sentence of this paragraph and agrees to assist in the enforcement thereof.

ASSIGNMENT: This Agreement shall not be transferred or assigned by Buyer in whole or in part, directly or indirectly. Seller may assign this Agreement in whole or in part upon ten (10) days prior written notice to Buyer.

WAIVER: No waiver by either party of any breach of any of the covenants or conditions herein contained to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or any other covenant or conditions. All waivers must be in writing.

LAWS:

Buyer agrees that in receiving, storing, handling, offering for sale, selling, delivering for use or using itself products purchased from Seller under this Agreement, Buyer will comply, and instruct his employees with respect to same, with all applicable federal, state, county and local laws, statutes, ordinances, codes, regulations, rules, orders, and permits.

Buyer will indemnify and hold Seller, its employees, agents, successors, and assigns, from and against any and all expenses, costs (including, without limitation, professional fees), penalties, fines (without regard to the amount of such fines), liabilities, claims, demands, and causes of action, at law or in equity (including, without limitation, any arising out of the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), or the Clean Air Act) for Buyer's failure to comply with Section 19(a), and such failure by Buyer to comply shall also entitle Seller to terminate this Agreement.

If at any time Seller determines that due to governmental regulations, it is unable to increase the price of any of the products deliverable under this Agreement by an amount which is sufficient in Seller's judgment to reflect increase in either (a) the cost of such product(s) to Seller or Seller's supplier or (b) the fair market value of such product(s), which have occurred since the date of this Agreement or the date of the last increase in the price of such product(s) whichever is later, Seller may cancel this Agreement upon thirty (30) days written notice to Buyer, or may suspend this Agreement while such limitation is in effect.

NOTICES: All written notices required or permitted to be given by this Agreement shall be deemed to be duly given if delivered personally or sent by certified mail to Seller or to Buyer, as the case may be, at the address set forth above or to such other address as may be furnished by either party to the other in writing in accordance with the provisions of this Section. The date of mailing shall be deemed the date of giving such notice, except for notice of change of address, which must be received to be effective.

TERMINATION:

This agreement shall terminate upon expiration of term stated in Section 1.

This  Agreement  may be  terminated  by  Seller:

          (12)  Upon  assignment of the  agreement by Buyer  contrary to Section
                17.

          (13) If Buyer or any of its key persons, managers, or stockholders makes any material false or misleading statement or representation (by act or by omission) which induces Seller to enter into this Agreement, or which is relevant to the relationship between the parties hereto;

          (14)  If Buyer becomes insolvent;

          (15) If possession of the business location(s) of the Buyer is interrupted by an act of any government or agency thereof;

          (16) If Buyer fails to pay in a timely manner any sums when due hereunder;

          (17) If Buyer fails to purchase any products covered by this agreement during any calendar month;

          (18)  If  Buyer  defaults  in  any  of  its  obligations   under  this
                Agreement;

          (19) If Buyer is declared incompetent to manage his property or affairs by any court, or if Buyer is mentally or physically disabled for three (3) months or more to the extent that Buyer is unable to provide for the continued proper operation of the business of the Buyer;

          (20) Under the circumstances described in causes for termination by Seller in any Section of this agreement;

          (21)  If Buyer dies;

          (22)  If Buyer or any of its key persons,  managers,  or  stockholders
                engages  in  fraud  or  criminal   misconduct  relevant  to  the
                operation of the business of the Buyer;

          (23) If Buyer or any of its key persons, managers, or stockholders is convicted of felony or of a misdemeanor involving fraud, moral turpitude or commercial dishonesty, whether or not the crime arose from the operation of the business of the Buyer; or

          (24) If Buyer breaches Section 11 (a) by willfully committing an act of misbranding of motor fuels;

          (25) If there occurs any other circumstance under which termination of a franchise is permitted under the provisions of the Petroleum Marketing Practices Act (15 U.S.C.A. 2801 et seq.)

          (26) Seller loses the right to grant the right to use the EXXON trademark;

If Seller has cause to believe that Buyer has engaged in fraudulent, unscrupulous or unethical business practices (which shall include but not be limited to practices forbidden by federal, state or local laws or regulations), Seller may, at its sole discretion, give Buyer written notice of its belief.
Following the receipt of such notice, Buyer shall be given reasonable opportunity to discuss the matter with Seller's representatives. In following such discussions (or reasonable opportunity therefor) and after such investigation of the matter as is reasonable under the circumstances, Seller reaches a good faith conclusion that Buyer has engaged in one or more such practices, Seller shall have the right to terminate this Agreement.

Any termination of this Agreement shall be preceded by such notice from Seller as may be required by law. Upon the expiration of the term hereof or upon termination hereof, Seller shall have the right, at its option, to enter upon any premises at which the Exxon Identification is displayed, and to remove, paint out, or obliterate any signs, symbols or colors on said premises or on the buildings or equipment thereof which in Seller's opinion would lead a purchaser to believe that Seller's products are being offered for sale at the premises.

In the event Buyer is terminated pursuant to Section 21(b)(13) for willful misbranding (whether said willful misbranding is the sole reason for termination or is cited in combination with other reasons), Seller will suffer substantial damages which are anticipated to be difficult and time consuming to prove with exactitude. Furthermore, both parties are desirous of avoiding what they believe will be the disproportionate cost of possible litigation and legal fees which a future dispute over the magnitude of such damages would engender. The parties, therefore, have determined that if Buyer is terminated as aforesaid, it must pay to Seller as liquidated damages, and not as a penalty, within thirty days of demand by Seller a sum to be determined in the following manner:

     The monthly average of the number of gallons of Exxon branded motor fuel purchased by Buyer from Seller during the number of whole months from the beginning date of this Agreement until the effective date of the termination will be determined. This monthly gallonage average will be multiplied by $0.01 (one cent). The resulting amount will be multiplied by the number of whole months remaining between the effective date of the termination and the ending date stated in Section 1 of the Agreement.

Both Buyer and Seller agree that such a calculation of damages will yield liquidated damages which are reasonable in light of the anticipated or actual harm to Seller, whenever in this three year Agreement a termination as aforesaid may occur.

Termination of this Agreement by either party for any reason shall not relieve the parties of any obligation theretofore accrued under this Agreement.

ACCORD: The parties to this Agreement have discussed the provisions herein and find them fair and mutually satisfactory; and further agree that in all respects the provisions are reasonable and of material significance to the relationship of the parties hereunder, and that any breach of a provision by either party hereto or a failure to carry out said provisions in good faith shall conclusively be deemed to be substantial.

NATURE OF AND MODIFICATION OF AGREEMENT:

In consideration of the granting and execution of this Agreement, the parties understand and agree that they are not contractually obligated to extend or renew in any way the period or terms of this Agreement, that this Agreement shall not be considered or deemed to be any form of "joint venture" or "partnership" at the premise(s) of Buyer or elsewhere.

Buyer agrees to provide sixty (60) days' prior written notice of any change in the name or legal form of buyer. This Agreement may be modified only by a writing signed by both of the parties or their duly authorized agent.

COMPLIANCE WITH LAWS: SEVERABILITY OF PROVISIONS: Both parties expressly agree that it is the intention of neither party to violate statutory or common law and that if any section, sentence, paragraph, clause or combination of same is in violation of any law, such sentences, paragraphs, clauses or combination of same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto unless in the judgment of either party hereto, the remaining portions hereof are inadequate to properly define the rights and obligations of the parties, in which event such party shall have the right, upon making such determination, to thereafter terminate this Agreement upon the notice to the other.

EXPRESS WARRANTIES: EXCLUSION OF OTHER WARRANTIES: Seller warrants that the product(s) supplied hereunder will conform to the promises and affirmations of fact made in Seller's current technical literature and printed advertisements related specifically to such product(s); that it will convey good title to the product(s) supplied hereunder, free of all liens, and that the products supplied hereunder meet such specifications as have been expressly made a part of this Agreement. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED. THE WARRANTY OF MERCHANTABILITY,

IN OTHER RESPECTS THAN EXPRESSLY SET FORTH HEREIN, AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, IN OTHER RESPECTS THAN EXPRESSLY SET FORTH HEREIN, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

ENTIRE AGREEMENT: This writing is intended by the parties to be the final, complete and exclusive statement of this agreement about the matters covered herein. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING IT.

DAMAGES:   NO  CLAIM  SHALL  BE  MADE  UNDER  THIS  AGREEMENT  FOR  SPECIAL,  OR
CONSEQUENTIAL DAMAGES, EXCEPT AS PROVIDED OTHERWISE BY LAW.

PRIOR AGREEMENT: This Agreement cancels and supersedes any prior agreements between the parties thereto, covering the purchase and sale of product(s) covered by this Agreement.

QUALITY ASSURANCE PROCEDURES: Seller has provided Buyer a copy of "QUALITY CONTROL PROCEDURES FOR UNLEADED GASOLINE." Buyer agrees that this document and any revisions thereof provided to Buyer by Seller shall be a part of this Agreement and Buyer further agrees in the storage, handling, sale and dispensing of unleaded gasoline to comply with the procedures contained in this document and in any revisions thereof. In the event Buyer fails to comply with this provision, Seller may engage the services of an outside contract firm to perform sampling, testing and reporting. The cost of such outside contract firm shall be borne by Buyer.

ATTORNEYS FEES: If Buyer fails to pay any amount due under this Agreement or takes any action not requested in writing by Seller for which Buyer's customers bring a claim or lawsuit against Seller, Buyer agrees to pay Seller's reasonable costs and attorneys fees thereby expended in Seller's pursuit or defense of such matters.

SAFETY AND HEALTH INFORMATION: Seller has furnished to Buyer information (including Material Safety Data Sheet(s)) concerning the safety and health aspects of products and/or containers for such products sold to Buyer hereunder, including safety and health warnings. Buyer acknowledges receipt of such information and agrees to communicate such warnings and information to all persons Buyer can reasonably foresee may be exposed to or may handle such products and/or containers, including, but not limited to, Buyer's employees, agents, contractors and customers.

KEY PERSON CLAUSE: If Buyer is a corporation or a partnership, it agrees to execute the Key Person Clause To Distributor Sales Agreement (Branded) attached hereto and incorporated herein. EXECUTED by Buyer and Seller on the date indicated for each signature.

                                        Buyer: BOWLIN OUTDOOR ADVERTISING &
Date:                                          TRAVEL CENTERS, INC.
      -------------------------------   ----------------------------------------

                                        By: (X)
      -------------------------------       ------------------------------------
                 Witness                                  Buyer

                                            ------------------------------------
                                                      Office or Title
                                        Date:
                                              ----------------------------------

                                        EXXON COMPANY, U.S.A. (Seller)
                                        (a division of Exxon Corporation)


Date:                                   By:
      -------------------------------       ------------------------------------
                                                        Area Manager

      -------------------------------       ------------------------------------
                 Witness                    Date:

MOTOR FUEL PRODUCT SCHEDULE TO DISTRIBUTOR SALES AGREEMENT (BRANDED) EXXON COMPANY, U.S.A.

This schedule is attached to and made a art of the Distributor Sales Agreement (Branded), "Agreement" between Buyer and Seller dated _______________________.

1. TERM: The Term `contract year' shall mean the twelve months (12) months beginning April 1, 1999 and each subsequent (12) month period.

2. QUANTITY:

(a) Except as provided in Section 2 (c) and Section 8 of this Agreement and this
Section 2 of the Product Schedule, the Monthly Contract Volume (MCV) will be determined for branded motor gasoline and branded diesel for each calendar month by supply point, as follows:

     (i). If this is the initial Agreement between Seller and Buyer, then for the first twelve (12) months of this Agreement, the MCV will be:

                                 MOTOR
                               GASOLINE
                                  (G)                          DIESEL
                               --------                        ------

          Month 1
                       --------------------------     --------------------------

          Month 2
                       --------------------------     --------------------------

          Month 3
                       --------------------------     --------------------------

          Month 4
                       --------------------------     --------------------------

          Month 5
                       --------------------------     --------------------------

          Month 6
                       --------------------------     --------------------------

          Month 7
                       --------------------------     --------------------------

          Month 8
                       --------------------------     --------------------------

          Month 9
                       --------------------------     --------------------------

          Month 10
                       --------------------------     --------------------------

          Month 11
                       --------------------------     --------------------------

          Month 12
                       --------------------------     --------------------------

     (ii). For the remaining months of this Agreement (or for all months if this is not the initial Agreement between Seller and Buyer):

          A. The MCV for the current month shall be greater of actual volume in the prior month or actual volume in the current month of the prior year. This may be adjusted for new and/or lost volume.

          B. The MCV for the current month will be established on the sixth business day. The MCV for the prior month shall remain in effect until the MCV for the current month is established.

(b) Seller reserves the right, after notice to buyer ("overlift notice"), to impose an "overlift charge" of twenty cents ($.20) per gallon for each gallon of motor gasoline or diesel, as the case may be, purchased by buyer that exceeds the applicable ratable lifting volume (as defined below). During a calendar month, buyer shall use best efforts to lift product at each supply point on a ratable basis. The daily ratable volume for product by supply point is 1/30 of 110% of the applicable monthly contract volume ("daily ratable volume"). For the day on which buyer lifts product during a period in which seller's overlift notice is in effect ("lifting day"), the ratable volume of product by supply location shall be determined by multiplying the applicable daily ratable volume by the number of days that have occurred during the period in which seller's overlift notice is in effect up to and including the lifting day ("ratable lifting volume"). For purpose of calculating the overlift charge, the applicable ratable lifting volume shall be rounded up to the next number divisible by 10,000. Buyer agrees to pay the overlift charge, if imposed by seller. The overlift charge shall be in addition to the purchase price for the products and any other charges, fees or amounts owed by the buyer under the agreement.

3. DELIVERY: Where delivery is at Seller's terminal(s), delivery shall be complete and title and risk of loss shall pass on loading of the receiving vehicle. Where delivery is made into equipment provided by or for the account of the Buyer, delivery shall be complete and title and risk of loss shall pass at the point of loading.

Seller may make deliveries of the subject product into Buyer's transportation equipment on any day of the week and at any time of the day or night and shall have the right to schedule deliveries into Buyer's transportation equipment at specific intervals.

Seller shall be under no obligation to make deliveries hereunder at any time when in Seller's sole judgment transportation equipment is unsafe for the delivery of product(s). Buyer accepts full responsibility for all damages to any person or property in any way resulting from Buyer's failure to provide safe equipment for the handling of motor fuels, whether such failure is known or unknown to Seller or Seller's representative, and Buyer indemnifies and holds Seller harmless with respect to any such damages or any cause of action arising therefrom.

4. INSPECTION: Buyer shall have the right, at its expense, to have an inspection made at the delivery point, provided such inspection shall not delay shipment. Should Buyer fail to make inspection, it shall accept Seller's inspection and measurement.

5. SUPPLY POINTS: Seller reserves the right to change Buyer's supply point or points, and if Seller does so, Seller will offer supply from an alternate supply point or points. However, Seller is under no obligation to pay for any incremental costs incurred by Buyer due either to temporary product outages or to a supply point change.

6. PRICE: The price to be paid by Buyer shall be Seller's distributor price appropriate for the transaction and in effect at the time of loading. All prices charged by Seller are subject to the provisions of applicable law.


ACCEPTED:                               ACCEPTED:

Buyer:  BOWLIN OUTDOOR ADVERTISING &    EXXON COMPANY, U.S.A. (Seller)
        TRAVEL CENTERS, INC.            (a division of Exxon Corporation)


By:  (x)                                By
         -----------------------------       -----------------------------------
                                                        Area Manager
Date:                                   Date:
         -----------------------------       -----------------------------------

KEY PERSON CLAUSE TO DISTRIBUTOR SALES AGREEMENT (BRANDED)

(1)    It    is    understood     that     ____________________________     (and
______________________) has (have) ownership interest in Buyer. It is agreed that should Owner, or any one of the Owners, relinquish, directly or indirectly, in whole or in part, this ownership interest in the Buyer, or die, the attached Distributor Sales Agreement (Branded), hereafter called Distributor Agreement may be terminated or non renewed by Seller. In the case of death, the Distributor Agreement shall not be terminated or non renewed if the remaining Owners are acceptable to Seller under Seller's distributor selection criteria as the owners of the distributorship.

(2)(a) It is  understood  and agreed that  _________________________________  is designated the "Key Person". The Key Person shall personally operate on a daily basis the business of Buyer covered by this Distributor Agreement. The phrase "to operate on a daily basis the business covered by this Distributor Agreement" shall mean that the Key Person must manage the business and have authority to make all business decisions that an unincorporated Exxon Distributor normally makes concerning operations of an Exxon distributor business. Owner(s) represent that the Key Person has the authority to buy and sell motor fuel, to enter into financing agreements on behalf of Buyer, and to authorize merchandising and/or cooperative advertising programs.

(2)(b) (This subsection shall be inoperative unless the blank herein has been completed.) In the event that the Key Person(s) named in subsection (2)(a) does not personally operate on a daily basis the business covered by this Distributor Agreement or is replaced as provided in this clause, _______________________________, (or) is designated as an acceptable Key Person. When acting as the Key Person, the alternate Key Person shall be subject to all the terms and conditions of this clause and the attached Distributor Agreement.

(2)(c) Should the Key Person, or all of the Key Persons if an alternate Key Person is designated, cease to operate on a daily basis the business covered by this Distributor Agreement, this Distributor Agreement may be terminated or non renewed by the Seller.

(3) This Distributor Agreement may also be terminated or non renewed by Seller if an act or event occurs concerning or involving any person named in this clause, either as an Owner, Key Person, or alternate Key Person, which would permit termination or nonrenewal under the Petroleum Marketing Practices Act (P.L. 95-297) if such an act or event concerned or involved a franchisee as such is defined therein.

(4) If any of the acts or events described above as grounds for termination or nonrenewal of this Agreement shall occur, Buyer may seek Seller's agreement to change or delete, by amendment, one or more of the names listed above by making a written request at least 45 days prior to any change. Such request shall include such information as Seller may designate as necessary to determine the qualifications of the new person. Seller will consider and respond to Buyer's request within thirty (30) days following receipt of Buyer's written request. Such request for change may be denied at Seller's reasonable discretion.

(5) These covenants are attached to and incorporated into the Distributor Agreement between Exxon and BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTER. INC, and may be enforced as if set forth in said Agreement.

This Key Person Clause cancels and supersedes any pre-existing Key Person Clause of the underlying Distributor Agreement.

ACCEPTED:                               ACCEPTED:

Buyer: BOWLIN OUTDOOR ADVERTISING &     EXXON COMPANY, U.S.A. (Seller)
       TRAVEL CENTERS, INC.             (a division of Exxon Corporation)

By: (X)                                 By
         ---------------------------          ----------------------------------
                    Buyer                                Area Manager
Title:

Date:                                   Date:
         ---------------------------          ----------------------------------

       ATTACHMENT A - FACILITY REQUIREMENTS TO DISTRIBUTOR SALES AGREEMENT
                                    (BRANDED)
                              ARIZONA / NEW MEXICO

                                                                                          EXISTING EXXON BRANDED STORES
                        GRASSROOTS(1)/D&R(2)/          NEW TO EXXON STORES       ---------------------------------------------------
                           IMOD(3) PROJECTS               (CONVERSIONS)                KEY SITES               NOT KEY SITES
                     ---------------------------   --------------------------    -----------------------   -------------------------
Canopy               *    RID red canopy           *    RID red canopy           *    By April 1,          *    By April 1,
                          over all pump islands         over all pump islands         2001, RID red             2001, RID red
                          (smooth fascia with           (smooth fascia with           canopy over all           canopy over all
                          wide column shrouds)          wide column shrouds)          pump islands              pump islands
                          and internally                and internally                (smooth fascia            (smooth fascia
                          illuminated canopy            illuminated canopy            with wide column          with wide column
                          fascia sign.                  fascia sign.                  shrouds) and              shrouds) and
                                                                                      internally                internally
                                                                                      illuminated canopy        illuminated canopy
                                                                                      fascia sign.              fascia sign.(4)

Dispensers           *    Minimum of 4 MPDs        *    For Key Sites            *    By April 1,          *    RID graphics
                          with RID graphics and         minimum of 4 MPDs with        2001 minimum 4            on all dispensers.
                          Express Pay.                  RID graphics and              MPDs with RID
                                                        Express Pay.  For             graphics and
                                                        special opportunity           Express Pay.
                                                        sites, minimum of 2           Prior to April 1,
                                                        MPDs with RID graphics.       2001 minimum 2
                                                                                      MPDs with RID
                                                                                      graphics.

Spreaders/           *    RID internally           *    RID internally           *    RID internally       *    RID Spreaders
End Signs                 illuminated Spreaders         illuminated Spreaders         illuminated               and End Signs
                          (not required on Image        (not required on Image        Spreaders (not            (internally
                          Plus MPDs) and End            Plus MPDs) and End            required on Image         illuminated
                          Signs.                        Signs.                        Plus MPDs) and End        required with
                                                                                      Signs.                    MPDs).

ID Sign              *    RID twin pole            *    RID twin pole            *    RID twin pole        *    RID twin pole
                          major ID sign and             major ID sign and             major ID sign and         major ID sign and
                          fully illuminated             fully illuminated             fully illuminated         fully illuminated
                          price sign system.            price sign system.            price sign system.        price sign system.

Paint                *    RID pain treatment       *    RID paint                *    RID paint            *    RID paint
                          to curbing, canopy            treatment to curbing,         treatment to              treatment to
                          columns and lighting          canopy columns and            curbing, canopy           curbing, canopy
                          poles.                        lighting poles.               columns and               columns and
                                                                                      lighting poles.           lighting poles.

Retail Automation    *    Operating Retail         *    Operating Retail         *    Operating            *    Operating
                          Automation System             Automation System             Retail Automation         Retail Automation
                          compatible with               compatible with               System Compatible         System compatible
                          Exxon's Card                  Exxon's Card                  with Exxon's Card         with Exxon's Card
                          Processing Network.           Processing Network.           Processing Network.       Processing Network.

(1)  Grassroots project is a new to gasoline business retail store development.
(2) D&R project is an existing retail gasoline outlet being demolished and a new facility being built on that site.
(3) IMOD project is a major expenditure on a gasoline island modernization project.
(41 Applicable if canopy exists. Locations without canopy must meet all other RID island requirements.

DISTRIBUTOR AGREEMENT FOR RETAIL AUTOMATION

AGREEMENT, made and entered into by and between Exxon Company, U.S.A. (a division of Exxon Corporation, a New Jersey corporation) ("Exxon") having an office at 800 Bell, Houston, Texas 77002 and BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS. INC. ("Distributor") having an office at 150 LOUISIANA NE, ALBUQUERQUE, NM 87108.

Subject to the terms and conditions set out herein, Exxon agrees to provide Retail Automation Support Services to Distributor for Exxon's electronic sales transaction and messaging network, sales transaction authorization service, and sales transaction data capture service ("Network").

     1. CONSIDERATION

          (a) In consideration for these services, Distributor agrees to pay to Exxon a monthly "Retail Automation Maintenance Fee. The fee will be calculated by multiplying the number of stores granted the use of the Exxon trademark times an amount (not to exceed $100.00) plus applicable taxes, as determined and communicated in writing by Exxon from time to time. These services can only be provided when Distributor's equipment operates compatibly with the Network. Exxon specifically reserves the right to not provide services if Distributor uses certain incompatible equipment.

          (b) Payment each month shall be made by electronic funds transfer on or before the (22nd) day of each month for which due, unless Exxon gives Distributor written notice of a different time, schedule, or method of payment, in which event payment shall be due and made in accordance with such notice. Distributor agrees to authorize the electronic funds transfer from Distributor' bank or other financial institution to Exxon for payments under this Agreement by executing the Exxon Electronic Funds Transfer Authorization Agreement. Distributor and Exxon agree that Distributor will submit Retail Automation Attachment A to notify Exxon of changes in fee calculation and authorized service receivers.

     2. TERM

          This Agreement shall become effective when fully executed by Distributor and an authorized representative of Exxon. Distributor's payment obligations for each retail location shall become effective on the first business day of the month on or following agreement execution. This Agreement shall continue as long as a valid Distributor Sales Agreement (Branded) between Exxon and Distributor remains in effect.

     3. TERMINATION

          (a) This Agreement shall terminate upon the termination and nonrenewal of a valid Distributor Sales Agreement (Branded) between Exxon and Distributor.

          (b) This Agreement may be terminated if either Distributor or Exxon defaults in the performance of their respective obligations under this Agreement and fails to cure such default within fifteen (15) days following written notice of the default from the non-defaulting party. The non-defaulting party may upon the expiration of such fifteen (15) days' notice terminate this Agreement by providing written notice of termination to the defaulting party. The termination of this Agreement shall not release Distributor from the obligation to pay for retail automation service which was provided under this Agreement.

     4. INSTALLATION AND MAINTENANCE

          Distributor shall be financially responsible for the acquisition, installation and maintenance of terminals. Distributor shall be responsible for maintenance and repair of all terminals and telephone lines owned or leased by Distributor and connected to Exxon's Network sufficient to protect the integrity of Exxon's Network. Exxon shall have the right to perform any maintenance and repair which is the responsibility of Distributor under this Agreement if Distributor shall fail to perform such maintenance or repair. Distributor shall pay to Exxon the cost of such maintenance and repair upon Exxon's billing for same. Distributor further agrees to obtain permission from the property owner and/or Dealer for Exxon or its contractor to enter upon all necessary properties for the installation or maintenance of the terminals and to provide written proof to Exxon of such right of access upon demand.

          For distributors who elect to use a standard business telephone line, the distributor shall be financially responsible for the installation, maintenance and monthly service charges of any telephone lines utilized in connection with said terminals, modifications or enhancements to those lines, and required electrical and telephone power to the terminal sites, according to terminal manufacturers' specifications.

          For distributors who elect to use a direct access line, the distributor shall be financially responsible for the installation of any telephone service, telephone lines, modifications or enhancements to those lines, telephone wiring, and required electrical and telephone power to the terminal sites, according to terminal manufacturers' specifications. Distributor agrees to allow Exxon or its agent to order the direct access line for the distributor. Distributor understands that their local phone company will invoice the distributor for this installation service.

     5. WARRANTIES

          ALTHOUGH EXXON WILL UTILIZE ITS BEST EFFORTS TO PROVIDE THE SERVICES TO SUPPORT THE NETWORK CONTEMPLATED HEREIN, EXXON MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO THE CAPABILITY, EFFICIENCY, PERFORMANCE, OR FITNESS FOR PARTICULAR PURPOSE OF ITS ELECTRONIC SALES TRANSACTION AND MESSAGING NETWORK, SALES TRANSACTION AUTHORIZATION SERVICE OR ITS SALES TRANSACTION DATA CAPTURE SERVICE. EXXON WILL NOT BE LIABLE TO DISTRIBUTOR IN CONTRACT OR IN TORT FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFIT AND LOSS OF USE, ARISING OUT OF THIS AGREEMENT. Exxon shall not be responsible in any way for terminals, supplies, and peripheral equipment which Distributor purchases from terminal manufacturers or other sources. The inability of Distributor's terminal to properly interface with Exxon's sales transaction and messaging network, sales transaction authorization service and sales transaction data capture service shall not constitute a default under Provision 3 of this Agreement.

     6. SYSTEM CHANGES

          Exxon reserves the right to make any changes in its electronic sales transaction and messaging network, its sales transaction authorization and data capture procedures, or the method by which Distributor is provided access to any of the aforementioned services or procedures, and Distributor agrees to alter or to permit Exxon to alter terminal software and/or firmware to accommodate such system changes at Distributor's expense.

     7. LIABILITY

          Distributor shall release, indemnify, and save harmless Exxon, its successors, and assigns of and from any and all liability and claims for loss, damage, or injury to person or property (including, but not by way of limitation, Distributor, its dealers, agents, servants, and employees, or the property of any of them) caused or occasioned by the use of Exxon's Retail Automation Support Services, or for any direct or consequential damage therefrom, to include loss of the use of the network, loss of service, or interruption in Distributor's business or the business of any dealer served by Distributor occasioned by the unavailability of the network or the inability to use the network or services for any reason whatsoever.

          Distributor also agrees to defend, indemnify, and save harmless Exxon, its agents, representatives, employees, contractors, and subcontractors from liability for any and all claims arising out of the presence of Exxon employees, agents, representatives, contractors, or subcontractors on Distributor's premises or the premises operated by Distributor's dealers for purposes of maintenance or repair as provided in Provision 4 of this Agreement, except and to the extent caused by the negligence or willful misconduct of Exxon, its employees, agents, representatives, contractors, or subcontractors.

     8. ASSIGNMENT

          Distributor may not assign this Agreement, in whole or in part, directly or indirectly, without the written consent of Exxon.

     9. DISCONNECT FEES

          Should Distributor desire for any reason to disconnect any or all terminals at a retail location or should this Agreement terminate for any reason, Distributor agrees to pay Exxon a disconnection fee equal to the last full month's Retail Automation Administration Fee.

     10. NOTICES

          All written notices required or permitted to be given by this Agreement shall be deemed to be duly given if delivered personally or sent by certified mail to Exxon or to Distributor, as the case may be, at the addresses set forth above or to such other address as may be furnished by either party to the other in writing. The date of mailing shall be deemed the date of giving such notice, except for change of address, which must be received to be effective.

     11. ATTORNEYS' FEES

          If Distributor fails to pay any amount due under this Agreement, Distributor agrees to pay Exxon's reasonable costs and attorneys' fees for collection of such amounts.

     12. WAIVER

          No waiver by either party of any breach of any of the covenants or conditions in this Agreement to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or any other covenant or condition.

     13. COMPLIANCE WITH LAWS; SEVERABILITY OF PROVISIONS

          Both parties expressly agree that it is not the intention of either party to violate statutory or common law and that if any sentence, paragraph, clause, or combination of same is in violation of any law, such sentences, paragraphs, clauses or combinations of same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties.

     14. ENTIRE AGREEMENT

          THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN EXXON AND DISTRIBUTOR PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THERE ARE NO ORAL REPRESENTATIONS, STIPULATIONS, WARRANTIES OR UNDERSTANDINGS RELATING THERETO WHICH ARE NOT FULLY SET FORTH HEREIN.. No amendment, addition to, alteration, modification, or waiver of any provision of this Agreement shall be of any force or effect unless in writing and signed by Distributor and an authorized representative to Exxon.

     15. PRIOR AGREEMENT

          This Agreement cancels and supersedes any prior Agreement between the parties covering retail automation.

     16. HEADINGS

          The headings of the paragraphs of this Agreement are for convenience only and do not in any way limit, amplify, or otherwise affect the covenants and Agreements of this instrument.

     17. SIGNATURE OF AGREEMENT

          Distributor is aware that no part of this Agreement is valid or binding on the parties unless signed by both the Distributor and an Exxon official with authority to execute such agreements for Exxon.

     Executed by Exxon and Distributor on the date indicated for each signature.

Date:                                  Buyer: BOWLIN OUTDOOR ADVERTISING &
      ------------------------------          TRAVEL CENTERS, INC.

                                       By: (X)
      ------------------------------       -------------------------------------
                 Witness                                 Buyer

                                           -------------------------------------
                                                     Office or Title

                                       Date:
                                            ------------------------------------

                                       EXXON COMPANY, U.S.A. (Seller)
                                       (a division of Exxon Corporation)


Date:                                  By:
      ------------------------------       -------------------------------------
                                                      Area Manager
                                       Date:
      ------------------------------        ------------------------------------
                 Witness

                                       14